UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 13, 2015 Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition (the "Entity Acquisition") of 100% of the equity interest of: (1) Northpointe Investors, LLC ("Northpointe Investors"), the owner of a newly constructed 280-unit class A multifamily community in Houston, Texas ("Northpointe") and (2) Villas Fairfield Partners, LLC ("Fairfield Partners", and collectively with Northpointe Investors, the "Acquired Entities"), the owner of a newly constructed 240-unit class A multifamily community in Houston, Texas ("Cypress", and collectively with Northpointe, the "Acquired Communities"). The aggregate purchase price paid by PAC-OP was approximately $76 million, exclusive of acquisition- and financing-related transaction costs. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 98.6% interest in, PAC-OP. Outside of the acquisition of the Acquired Communities, there is no relationship between the Company and any seller of the equity interests in the Acquired Entities. In connection with the acquisition of the Acquired Communities, the Company paid an acquisition fee of approximately $760,000, or 1.0% of the aggregate purchase price, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager").

Immediately following the Entity Acquisition: (a) Northpointe Investors transferred all of its assets (the "Northpointe Transfer") to PAC Northpointe, LLC, a newly formed wholly owned subsidiary of PAC-OP ("PAC Northpointe") and (b) Fairfield Partners transfered all of its assets (the "Cypress Transfer", and collectively with the Northpointe Transfer, the "Transfers") to PAC Cypress, LLC, a newly formed wholly owned subsidiary of PAC-OP ("PAC Cypress", and together with PAC Northpointe, each a "Purchaser" and collectively the "Purchasers"). As soon as practical following the Entity Acquisition and the Transfers, PAC-OP intends to dissolve and wind up the Acquired Entities.

To fund the purchase price for the Entity Acquisition and the Transfers PAC Cypress utilized a separate first mortgage loan, secured only by Cypress, from KeyBank National Association and PAC Northpointe utilized a separate first mortgage loan, secured only by Northpointe, from Prudential Multifamily Mortgage, LLC. KeyBank National Association intends to assign the new loan for PAC Cypress to Freddie Mac and Prudential Multifamily Mortgage, LLC intends to assign the new loan for PAC Northpointe to Fannie Mae, both within 60 days of closing. The first mortgage loan to PAC Cypress acquisition is for approximately $22.9 million and has a maturity date of March 1, 2022, a fixed interest rate of 3.43% per annum and is interest-only for the first two years and thereafter amortizes based on a 30-year amortization. The first mortgage loan to PAC Northpointe acquisition is for approximately $27.9 million and has a maturity date of March 1, 2022, a fixed interest rate of 3.16% per annum and is interest-only for the first two years and thereafter will amortize based on a 30-year amortization.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release on February 17, 2015, a copy of which is furnished as Exhibit 99.1 hereto.

This information, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than May 4, 2015, which is the first business day that is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than May 4, 2015, which is the first business day that is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

99.1	Press Release dated February 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 17, 2015	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary